EXHIBIT 7.2.6

FORM OF
ACQUISITION COMPLIANCE CERTIFICATE

This certificate is delivered pursuant to Section 7.2.6(E) of that certain Credit Agreement dated as of May 9, 2016 (as the same may be amended, restated, modified or supplemented from time to time, the "Credit Agreement") by and among Black Box Corporation, a Delaware corporation (the "Borrower"), the Guarantors now or hereafter party thereto, the Lenders party thereto (the "Lenders") and PNC Bank, National Association as Administrative Agent for the Lenders (the "Administrative Agent"). Unless otherwise defined herein, terms defined in the Credit Agreement are used herein with the same meanings.
The undersigned officer, ______________________, the ___________ [chief executive officer, president, or chief financial officer] of the Borrower, in such capacity does hereby certify on behalf of the Borrower and the Loan Parties after giving pro forma effect to the Permitted Acquisition which is the basis for this Certificate, as follows:
Description of Proposed Permitted Acquisition
(1)Borrower desires that ____________________ (the "Acquiring Company") acquire the [assets/stock] of ____________________________ [Insert name of entity or business division whose assets are being acquired or the entity whose equity interests are being acquired] (the "Acquired Business") from ______________ [Identify the name(s) of the seller(s) of such assets or equity interests] (the "Seller") (the "Acquisition").
(2)    The proposed date of Acquisition is _________________, 20__ (which date shall be at least five (5) days after the date of this Certificate, the "Acquisition Date"). The most recent four (4) fiscal quarter period for which financial statements and a related compliance certificate were delivered to the Administrative Agent is the period ended ___________, 20__ (the "Report Date").
(3)    The Acquired Business is engaged in ____________________ [describe business being acquired], which is substantially the same as or complementary or substantially related to one or more line or lines of business of a Loan Party.
(4)    If applicable1, the board of directors or other equivalent governing body of the Seller has approved of the Acquisition and evidence of such approval is attached hereto.
(5)    To the extent applicable, each Official Body shall have approved the Acquisition and evidence of such approval is attached hereto.
_______________________
1 Such Acquisition shall not be hostile or contested.

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(6)    After giving effect to the Acquisition, the pro forma Leverage Ratio for the four (4) fiscal quarters most recently ended is [Insert from item (6)(C) below] to 1.0, which is not greater than the required ratio for such period as determined by reference to Table 1:

TABLE 1

Fiscal Quarters Ending	Reduced Leverage Threshold (Prior to the Release Date)	Reduced Leverage Threshold (Upon and after the Release Date)
June 30, 2016 through and including June 30, 2017	3.25 to 1.00	N/A
September 30, 2017 through and including March 31, 2018	3.00 to 1.00	2.75 to 1.00
June 30, 2018 and thereafter	2.75 to 1.00	2.50 to 1.00

The pro forma Leverage Ratio is calculated as follows:

(A)    Consolidated Funded Debt on the Report Date equals
$            , and is computed as follows:

(i)	the principal balance of the Loans and all obligations of the Borrower and its Subsidiaries for borrowed money (including, without limitation, obligations under Capital Leases) $___________

(ii)	(without duplication) contingent liabilities related to letters of credit and guaranties of the Borrower and its Subsidiaries $___________

(iii)
net obligations (contingent or otherwise)[2] under any Foreign Currency Hedge or Interest Rate Hedge, in each case of the Borrower and its Subsidiaries determined and consolidated in
accordance with GAAP[3]             $___________

(iv)	the sum of items (6)(A)(i) through (6)(A)(iii) equals Consolidated Funded Debt $___________
_______________________
2 In no event shall such net amount be a receivable to Borrower in excess of Zero and 00/100 Dollars ($0.00).
3 Excluding any mark to market adjustment not requiring any actual cash payment or settlement.

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(B)    Consolidated EBITDA for the four (4) consecutive fiscal quarters then             ending on the Report Date equals $______________, and is computed as             follows:

(i)    net income                    $___________

(ii)    depreciation                    $___________

(iii)    amortization                    $___________

(iv)    other non-cash charges, non-cash expenses
        or non-cash losses to net income        $___________

(v)    interest expense                $___________

(vi)    income tax expense                $___________

(vii)    restructuring and severance costs
        incurred prior to June 30, 2017 in an
        aggregate amount not to exceed
        Fifteen Million and
        00/100 Dollars ($15,000,000.00)        $___________

(viii)    non-cash credits or gains to net income    $___________

(ix)    the difference of (I) the sum of items
(6)(B)(i) through (6)(B)(vii) minus (II)
item (6)(B)(viii) equals Consolidated
EBITDA4                    $___________

(C)    The ratio of item (6)(A) to item (6)(B) equals the pro forma Leverage
Ratio

_______________________
4 For purposes of calculating Consolidated EBITDA, (i) items related to Joint Ventures shall be excluded, except that cash dividends paid by any Joint Venture to the Borrower or a wholly-owned Subsidiary of the Borrower shall be included in Consolidated EBITDA, and (ii) (a) with respect to a business acquired by the Loan Parties pursuant to a Permitted Acquisition, Consolidated EBITDA shall be calculated on a pro forma basis, using historical numbers, in accordance with GAAP as if the Permitted Acquisition had been consummated at the beginning of such period, and (b) with respect to a business liquidated, sold or disposed of by the Loan Parties pursuant to Section 7.2.7 [Dispositions of Assets or Subsidiaries], Consolidated EBITDA shall be calculated on a pro forma basis, using historical numbers, in accordance with GAAP as if such liquidation, sale or disposition had been consummated at the beginning of such period.

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(7)    The Loan Parties have delivered to the Administrative Agent, at least five (5) days before (or such shorter timeframe as may be agreed to by the Administrative Agent in its sole discretion) the consummation of Acquisition, copies of (i) any agreements entered into or proposed to be entered into by such Loan Parties in connection with the Acquisition, and (ii) such other information about such Acquired Business or its assets as the Administrative Agent or any Lender reasonably requires.
(8)    The Loan Parties are in compliance with the provisions of the Credit Agreement. The representations and warranties contained in Section 5 of the Credit Agreement and in the other Loan Documents are true and correct on and as of the date of this certificate (except to the extent such representations and warranties refer to an earlier date, as of such earlier date) with the same effect as though such representations and warranties had been made on the date hereof, and the Loan Parties have performed and complied with all covenants and conditions thereof.
(9)    No Event of Default or Potential Default exists as of the date hereof or will exist after giving effect to the Acquisition.
[SIGNATURE PAGE FOLLOWS]

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IN WITNESS WHEREOF, the undersigned has executed this Certificate this _____ day of ____________, 20__.

BORROWER:
Black Box Corporation, a Delaware corporation

By:
Name:
Title:

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